     As filed with the Securities and Exchange Commission on August 23, 1996

                                              REGISTRATION STATEMENT NO. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                           TRIDENT INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                                        06-6403301
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                                1114 FEDERAL ROAD
                          BROOKFIELD, CONNECTICUT 06804
                                 (203) 740-9333


   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)


                           TRIDENT INTERNATIONAL, INC.
              AMENDED AND RESTATED 1994 STOCK OPTION AND GRANT PLAN
                            (Full Title of the Plan)

                      ------------------------------------

                                ELAINE A. PULLEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           TRIDENT INTERNATIONAL, INC.
                                1114 FEDERAL ROAD
                          BROOKFIELD, CONNECTICUT 06804
                                 (203) 740-9333

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                 With a copy to:
                             John J. Egan III, Esq.
                           GOODWIN, PROCTER & HOAR LLP
                                 Exchange Place
                                 53 State Street
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                          -----------------------------

                                                 CALCULATION OF REGISTRATION FEE

================================================================================================================================
 Title of Securities Being          Amount to be        Proposed Maximum Offering  Proposed Maximum Aggregate       Amount of
         Registered                Registered (1)            Price Per Share             Offering Price         Registration Fee
- --------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01      1,000,000 shares            $19.875(2)                 $19,875,000               $6,854
per share
================================================================================================================================

(1)      Plus such additional number of shares as may be required pursuant to the Trident International, Inc. Amended and
         Restated 1994 Stock Option and Grant Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2)      This estimate is based on the average of the bid and asked prices on the Nasdaq National Market of the Common
         Stock of Trident International, Inc. on August 20, 1996 pursuant to Rules 457(c) and (h) under the Securities Act of
         1933, as amended, solely for purposes of determining the registration fee.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Certain Documents by Reference.
               -----------------------------------------------

         Trident International, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission.

        (a) The Company's prospectus, containing audited financial statements for the fiscal year ended September 30, 1995, filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), on February 28, 1996;

        (b)    All other reports filed since September 30, 1995 pursuant to
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

        (c) The description of the Company's common stock contained in its Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on January 30, 1996, as amended, under
               Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

        In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.        Description of Securities.
               -------------------------

        Not Applicable.

Item 5.        Interests of Named Experts and Counsel.
               --------------------------------------

        Not Applicable.

Item 6.        Indemnification of Directors and Officers.
               -----------------------------------------

        In accordance with Section 145 of the General Corporation Law of the State of Delaware, Article VII of the Company's Third Amended and Restated Certificate of Incorporation (the "Certificate") provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

        Article V of the Company's Amended and Restated By-laws provides for indemnification by the Company of its directors, officers and certain non-officer employees under certain circumstances against expenses (including attorney's fees, judgments, fines, taxes, penalties and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, officer or employee of the Company if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

        The Registration Rights Agreement, filed as Exhibit 10.13 to the Company's registration statement on Form S-1 (File No. 33-80549) filed with the Securities and Exchange Commission on December 18, 1995, as amended (the "Form S-1"), provides for indemnification (subject to certain limitations) of the Company, its officers and directors and persons who control the Company within the meaning of the Securities Act or the Exchange Act, by certain stockholders of the Company against certain liabilities arising under the securities laws in connection with a public offering of the Company's securities conducted pursuant to such agreement.

        Under Section 8 of the Underwriting Agreement filed as Exhibit 1.1 to the Form S-1, the underwriters of the Company's initial public offering have agreed to indemnify, under certain conditions, the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act or the Exchange Act against certain liabilities.

        The Company carries directors' and officers' liability insurance covering its directors and officers.

Item 7.        Exemption from Registration Claimed.
               -----------------------------------

        Not applicable.

Item 8.        Exhibits.
               --------

        The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibits
- --------

      4.1 Trident International, Inc. Amended and Restated 1994 Stock Option and Grant Plan.
      4.2      Forms of Option Agreements.
      5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
     23.1      Consent of Goodwin, Procter & Hoar LLP (to be included in
               Exhibit 5.1).
     23.2      Consent of Arthur Andersen LLP, Independent Accountants.
     24.1 Powers of Attorney (included on page 4 of this registration statement).

Item 9.        Undertakings.
               ------------

        (a)           The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i)    To include any prospectus required by
                      Section 10(a)(3) of the Securities Act;

                             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or

               15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brookfield, State of Connecticut, on August 22, 1996.

                                    TRIDENT INTERNATIONAL, INC.

                                    By: /s/ Elaine A. Pullen
                                        ---------------------------------------
                                        Elaine A. Pullen
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Trident International, Inc. hereby severally constitute Elaine A. Pullen and J. Leo Gagne, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Trident International, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              SIGNATURE                                   CAPACITY                                    DATE
              ---------                                   --------                                    ----

/s/ Elaine A. Pullen                        Director, President and Chief                        August 22, 1996
- ------------------------------------        Chief Executive Officer
    Elaine A. Pullen                        (Principal Executive Officer)


/s/ J. Leo Gagne                            Chief Financial Officer (Principal Financial         August 22, 1996
- ------------------------------------        Officer and Principal Accounting Officer)
    J. Leo Gagne

/s/ R. Hugh Van Brimer                      Chairman of the Board of Directors                   August 22, 1996
- ------------------------------------
    R. Hugh Van Brimer

/s/ Robert S. Anderson                      Director                                             August 22, 1996
- ------------------------------------
    Robert S. Anderson

/s/ Russell J. Greenberg                    Director                                             August 22, 1996
- ------------------------------------
    Russell J. Greenberg

/s/ A. Bruce Johnston                       Director                                             August 22, 1996
- ------------------------------------
    A. Bruce Johnston

/s/ Norman L. Norris                        Director                                             August 22, 1996
- ------------------------------------
    Norman L. Norris

/s/ Michael K. Lorelli                      Director                                             August 22, 1996
- ------------------------------------
    Michael K. Lorelli

                                         EXHIBIT INDEX

Exhibit No.                                Description                                     Page
- -----------                                -----------                                     ----

   4.1 Trident International, Inc. Amended and Restated 1994 Stock Option and Grant Plan.

   4.2      Forms of Option Agreements.

   5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

  23.1      Consent of Goodwin, Procter & Hoar LLP (to be included in Exhibit 5.1).

  23.2      Consent of Arthur Andersen LLP, Independent Accountants.

  24.1      Powers of Attorney (included on page 4 of this registration statement).





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